U.S. BANK NATIONAL ASSOCIATION,
AS MASTER SERVICER
1123 CERTIFICATION
OFFICER'S CERTIFICATE
Re: Merrill Auto Trust Securitization 2007-1
Pursuant to the Sale and Servicing Agreement dated as of May 31, 2007, among Merrill Auto
Trust Securitization 2007-1, as Issuer, ML Asset Backed Corporation, as Depositor, and U.S.
Bank National Association, as Master Servicer, the undersigned Officer, to the best of his knowledge, hereby certifies to the following obligations as set forth in Item 1123 of Regulatio n
AB applicable to it:
(i) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of its performance under this Agreement has been made under such officer's supervision and,

(B) to the best of such officer's knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, in all material respects throughout such year or portion thereof.

U.S. Bank National Association,
as Master Servicer

_/s/ Bryan R. Calder_______
Name: Bryan R. Calder
Title: President

Date: March 24, 2008